AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                               OPTIMUM FUND TRUST,
                           A DELAWARE STATUTORY TRUST

      AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made and entered into as of July 17, 2003 by the Trustees named hereunder.

      WHEREAS, the Trustees desire to amend and restate this Agreement and Declaration of Trust for the sole purpose of supplementing the Agreement and Declaration of Trust to incorporate amendments duly adopted; and

      WHEREAS, this Trust was initially made on April 21, 2003 by Mark S. Casady and David K. Downes in order to create a statutory trust pursuant to the Delaware Act for the investment and reinvestment of funds contributed thereto;

      NOW, THEREFORE, the Trustees do hereby declare that they will hold in trust all cash, securities, and other assets that the Trust now possesses or will acquire from time to time in any manner and manage and dispose of same under the terms and conditions of this Amended and Restated Agreement and Declaration of Trust for the benefit of the Shareholders as set forth below.

                                    ARTICLE I
                              NAME AND DEFINITIONS

SECTION 1.1. NAME. The name of the Trust is "Optimum Fund Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

SECTION 1.2. DEFINITIONS. Wherever used herein, unless otherwise required by the context or specifically provided:

      (a) "AFFILIATED PERSON," "ASSIGNMENT," "INTERESTED PERSON," "PERSON," and "PRINCIPAL UNDERWRITER" have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases or other guidance of the Commission or its staff thereunder;

      (b) "AGREEMENT" means this Agreement and Declaration of Trust, as it may be amended, supplemented or restated from time to time;

      (c) "BYLAWS" means the Bylaws of the Trust, as amended from time to time;

      (d) "CERTIFICATE OF TRUST" means the Certificate of Trust, as amended, supplemented, restated or corrected from time to time, filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

      (e) "CLASS" means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III, Section 3.6 of this Agreement;

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      (f) "COMMISSION" has the meaning given it in the 1940 Act;

      (g) "DELAWARE ACT" refers to Chapter 38 of Title 12 of the Delaware Code titled "Treatment of Delaware Statutory Trusts," as it may be amended from time to time;

      (h) "MAJORITY SHAREHOLDER VOTE" has the same meaning as the term "vote of a majority of the outstanding voting securities" is given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases or other guidance of the Commission or its staff thereunder;

      (i) "NET ASSET VALUE" means the net asset value of each Series of the Trust determined in the manner provided in Article IX, Section 9.3 of this Agreement;

      (j) "1940 ACT" refers to the Investment Company Act of 1940, as amended from time to time;

      (k) "OUTSTANDING SHARES" means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding, but does not include Shares that have been redeemed or repurchased by the Trust and that are at the time held in the treasury of the Trust;

      (l) "SERIES" means a series of Shares of the Trust established in accordance with the provisions of Article III, Section 3.6 of this Agreement and reference to a Series, when applicable to one or more Classes of the Series, shall refer to each such Class;

      (m) "SHAREHOLDER" means a record owner of Outstanding Shares of the Trust;

      (n) "SHARES" means the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series of the Trust or Class thereof shall be divided and may include fractions of Shares as well as whole Shares;

      (o) "TRUST" refers to Optimum Fund Trust and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to each such Series;

      (p) "TRUSTEES" means the Person or Persons who has or have signed this Agreement, so long as he or they shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article IV of this Agreement and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees under this Agreement; and

      (q) "TRUST PROPERTY" means any and all property, real or personal, tangible or intangible, that is owned or held by or for the account of one or more of the Trust or any Series, or the Trustees on behalf of the Trust or any Series.

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                                   ARTICLE II
                                     PURPOSE

The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.

                                   ARTICLE III
                               BENEFICIAL INTEREST

SECTION 3.1. SHARES OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or Classes of a Series as the Trustees shall from time to time create and establish. The number of Shares of each Series, and Class thereof, authorized hereunder is unlimited. Each Share shall have no par value. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

SECTION 3.2. ISSUANCE OF SHARES. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

SECTION 3.3. OWNERSHIP OF SHARES AND SHARE CERTIFICATES. A record shall be kept at the principal office of the Trust or an office of the Trust's transfer agent containing the names and addresses of the Shareholders of each Series, the number of Shares of that Series (or any Class or Classes thereof) held by them respectively and a record of all transfers thereof. The Trust shall maintain separate books for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class, and similar matters. The record books of the Trust as kept by the Trust or the Trust's transfer agent shall be conclusive as to the identity of the Shareholders of each Series or Class and as to the number of Shares of each Series or Class held from time to time by each Shareholder.

SECTION 3.4. TRANSFER OF SHARES. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery and subject to any

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further requirements specified by the Trustees or contained in the Bylaws, the transfer shall be recorded on the books of the Trust. Until the transfer is so recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

SECTION 3.5. TREASURY SHARES. Shares held in the treasury shall, until reissued pursuant to Section 3.2 of this Agreement, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

SECTION 3.6.   ESTABLISHMENT OF SERIES AND CLASSES.

      (a) The Trust shall consist of one or more separate and distinct Series, each with an unlimited number of Shares unless otherwise specified. The Shares of each Series shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees. The establishment and designation of any Series shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of each such Series, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of the Shares of such Series including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The Trust shall maintain separate and distinct records for each Series and shall hold and account for the assets belonging thereto separately from the other Trust Property and the assets belonging to any other Series. Each Share of a Series shall represent an equal beneficial interest in the net assets belonging to that Series, except to the extent of expenses separately allocated to Classes thereof as permitted herein. A Series may have exclusive voting rights with respect to matters affecting only that Series.

      (b) The Trustees may divide the Shares of any Series into two or more Classes, each with an unlimited number of Shares unless otherwise specified. Each Class so established and designated shall represent a proportionate interest in the net assets belonging to that Series and shall have identical voting, dividend, liquidation, and other rights and be subject to the same terms and conditions, except that (i) liabilities, expenses, costs, charges, and reserves allocated to a Class in accordance with Article III, Section 3.8 of this Agreement may be borne solely by that Class, (ii) dividends declared and payable to a Class pursuant to Article IX, Section 9.1 of this Agreement shall reflect the items separately allocated thereto, (iii) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees, and (iv) each Class may have exclusive voting rights with respect to matters affecting only that Class. The establishment and designation of each Class for any or all Series shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of each such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of the Shares of such Class including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.

      (c) The Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Series, or Class thereof, (i) to establish and designate and to change in any manner any Series of Shares, or any Class or Classes thereof, (ii) to fix such preferences, voting powers, rights, and privileges of any Series, or Classes thereof, as the Trustees may from time to time determine (but the Trustees may not change the preferences, voting powers, rights, and privileges

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of Outstanding Shares in a manner materially adverse to the Shareholders of such
Shares without the prior approval of the affected Shareholders), (iii) to divide or combine the Shares of any Series, or Classes thereof, into a greater or lesser number, (iv) to classify or reclassify any issued Shares of any Series, or Classes thereof, into one or more Series or Classes of Shares of a Series, and (v) to take such other action with respect to the Shares as the Trustees may deem desirable. A Series and any Class thereof may issue any number of Shares but need not issue any Shares. Subject to applicable federal and state law, the Trustees may by a resolution of a majority of the Trustees abolish any Series or Class previously established and designated and rescind the establishment and designation thereof.

SECTION 3.7. INVESTMENT IN THE TRUST. The Trustees may accept investments in any Series of the Trust from such persons, at such times, and on such terms as they may from time to time authorize. At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Series is authorized to invest, valued as provided in Article IX,
Section 9.3 hereof. Investments in a Series shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution or (b) issue fractional Shares; and provided further, however, that the principal underwriter may, in its sole discretion, impose a sales charge or other fee upon investments in the Trust.

SECTION 3.8. ASSETS AND LIABILITIES OF SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as "assets belonging to" that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series.

The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities, expenses, costs, charges and reserves attributable to that Series, except that liabilities, expenses, costs, charges and reserves attributable solely to a particular Class shall be allocated to that Class.

Any general liabilities, expenses, costs, charges or reserves of the Trust that are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

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Without limitation of the foregoing provisions of this Section 3.8, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally. Notice of this limitation on inter-Series liabilities may, in the Trustee's sole discretion, be set forth in the Certificate of Trust (whether originally or by amendment), and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

SECTION 3.9. PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Series or Class.

SECTION 3.10. PERSONAL LIABILITY OF SHAREHOLDERS. As provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations, and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or, except as provided herein or by applicable law, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract, or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any Series shall include a recitation limiting the obligation represented thereby to the Trust and its assets or to one or more Series and the assets belonging thereto (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

SECTION 3.11. ASSENT TO AGREEMENT. Every Shareholder, by virtue of having purchased a Share shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof.

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                                   ARTICLE IV
                                    TRUSTEES

SECTION 4.1. MANAGEMENT OF THE TRUST. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

Except for the Trustees named herein or appointed to fill vacancies pursuant to
Section 4.5 of this Article IV, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders. Such a meeting shall be held on a date fixed by the Trustees. In the event that less than a majority of the Trustees holding office have been elected by Shareholders, the Trustees then in office will call a Shareholders' meeting for the election of Trustees.

SECTION 4.2. INITIAL TRUSTEES. The initial Trustees shall be the persons named in this Agreement. On a date fixed by the Trustees, the Shareholders shall elect at least three (3) but not more than fourteen (14) Trustees, as specified by the Trustees pursuant to Section 4.3 of this Article IV.

SECTION 4.3. NUMBER OF TRUSTEES. The number of Trustees shall be at least three
(3), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be more than fourteen (14).

SECTION 4.4. TERM OF OFFICE. The Trustees shall hold office during the lifetime of this Trust and until its termination as herein provided; except that:

      (a) Any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as specified therein;

      (b) Any Trustee who requests in writing to be retired or who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement;

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      (c) Any Trustee may be removed at any time by written instrument, signed by at least two-thirds (?) of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; and

      (d) A Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds (?) of the outstanding Shares.

Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

SECTION 4.5. VACANCIES AND APPOINTMENT OF TRUSTEES. In case of the declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to this Section 4.5 shall have accepted this trust, or at such date as may be specified in the acceptance whenever made, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power to appoint a Trustee pursuant to this Section 4.5 is subject to the provisions of Section 16(a) of the 1940 Act.

SECTION 4.6. TEMPORARY ABSENCE OF TRUSTEE. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

SECTION 4.7. INABILITY TO SERVE FULL TERM. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement.

SECTION 4.8. OWNERSHIP OF ASSETS OF THE TRUST. The assets of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the

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Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or Series. The Shares shall be personal property giving only the rights specifically set forth in this Agreement.

SECTION 4.9. POWERS. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments that they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority. Subject to any applicable limitation in this Agreement or the Bylaws of the Trust, the Trustees shall have power and authority:

      (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

      (b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

      (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

      (d) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

      (e) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders; such Bylaws shall be deemed incorporated and included in this Agreement;

      (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

      (g) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other domestic or foreign entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Agreement or in the Bylaws;

      (h) To retain one or more transfer agents or shareholder servicing agents, or both;

      (i) To set record dates in the manner provided herein or in the Bylaws;

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      (j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;

      (k) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XI, Sections 11.5, 11.6, and 11.7 of this Agreement;

      (l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

      (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

      (n) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered, or other negotiable form; or either in the name of the Trust or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware statutory trusts or investment companies;

      (o) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article III hereof and to establish Classes of such Series having relative rights, powers and duties as they may provide consistent with applicable law;

      (p) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or Class thereof or to apportion the same between or among two or more Series or Classes thereof, provided that any liabilities or expenses incurred by a particular Series or Class thereof shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III, Section 3.8 of this Agreement;

      (q) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

      (r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

      (s) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided;

      (t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or Classes, and to require the redemption of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder;

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      (u) To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Agreement or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

      (v) To interpret the investment policies, practices or limitations of any Series;

      (w) Notwithstanding any other provision hereof, to invest all or a portion of the assets of any series in one or more open-end investment companies, including investment by means of a transfer of such assets in an exchange for an interest or interests in such investment company or companies or by any other method approved by the Trustees;

      (x) To establish a registered office and have a registered agent in the State of Delaware; and

      (y) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

SECTION 4.10. ISSUANCE AND REPURCHASE OF SHARES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article III and Article IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or any assets belonging to the particular Series or any assets allocable to the particular Class, with respect to which such Shares are issued.

SECTION 4.11. TRUSTEES AND OFFICERS AS SHAREHOLDERS. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws.

SECTION 4.12. ACTION BY THE TRUSTEES. The Trustees shall act by majority vote at a meeting duly called or by written consent of a majority of the Trustees without a meeting or by telephone meeting provided a quorum of Trustees participate in any such telephone meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person. Any meeting conducted by telephone shall be deemed to take place at the principal office of the Trust, as determined by the Bylaws or by the Trustees. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one or more of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

SECTION 4.13. QUORUM. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum.

SECTION 4.14. NOTICE. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting, or by the Secretary of the Trust at the direction of the party calling the meeting, to each Trustee by telephone, telefax, telegram, or electronic-mail sent to or overnight or hand delivery received at his home or business address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his home or business address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Written consents or waivers of the Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by telefax.

SECTION 4.15. CHAIRMAN. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be (but is not required to be) the chief executive, financial and/or accounting officer of the Trust.

SECTION 4.16. PRINCIPAL TRANSACTIONS. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor or transfer agent for the Trust or with any Interested Person of such person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

                                    ARTICLE V
                              EXPENSES OF THE TRUST

Subject to the provisions of Article III, Section 3.8 of this Agreement, the Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of Shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations or under the laws of any foreign jurisdiction, charges of third parties, including investment advisers, managers, custodians, transfer agents, portfolio accounting and/or pricing agents, and registrars, expenses of preparing and setting up in type prospectuses and statements of additional information and other related Trust documents, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                   ARTICLE VI
                        CONTRACTS WITH SERVICE PROVIDERS

SECTION 6.1. INVESTMENT ADVISER. Subject to applicable requirements of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases or other guidance of the Commission or its staff thereunder, the Trustees may in their discretion, from time to time, enter into one or more investment advisory or management contracts with respect to the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine. Notwithstanding any other provision of this Agreement, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

The Trustees may authorize, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

SECTION 6.2. PRINCIPAL UNDERWRITER. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions, if any, as may be prescribed in the Bylaws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VI, or of the Bylaws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

SECTION 6.3. TRANSFER AGENT AND SHAREHOLDER SERVICES AGENT. The Trustees may in their discretion from time to time enter into one or more transfer agency contracts or Shareholder services contracts or both whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and Shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Agreement or of the Bylaws.

SECTION 6.4. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. Any contract of the character described in Sections 6.1, 6.2 and 6.3 of this Article VI or any contract of the character described in Article VIII of this Agreement may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or
Article VIII of this Agreement or of the Bylaws. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to Sections 6.1, 6.2 and 6.3 of this Article VI or pursuant to Article VIII of this Agreement, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 6.4.

SECTION 6.5. PROVISIONS AND AMENDMENTS. Any contract entered into pursuant to
Section 6.1 or 6.2 of this Article VI shall be consistent with and subject to the requirements of Section 15 of the 1940 Act or other applicable Act of Congress hereafter enacted with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract, entered into pursuant to
Section 6.1 or 6.2 of this Article VI shall be effective unless assented to in a manner consistent with the requirements of said Section 15, as modified by any applicable rule, regulation or order of the Commission.

                                   ARTICLE VII
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

SECTION 7.1. VOTING POWERS. The Shareholders shall have power to vote only (a) for the election of Trustees as provided in Article IV, Sections 4.1 and 4.2 hereof, (b) for the removal of Trustees as provided in Article IV, Section 4.4(d) hereof, (c) with respect to any investment advisory or management contract as provided in Article VI, Sections 6.1 and 6.5 hereof, and (d) with

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

respect to such additional matters relating to the Trust as may be required by law, this Agreement, or the Bylaws, or as the Trustees may consider desirable.

On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (b) when the Trustees have determined that the matter affects the interests of more than one Series, then the Shareholders of all such Series shall be entitled to vote thereon. The Trustees may also determine that a matter affects only the interests of one or more Classes of a Series, in which case any such matter shall be voted on by such Class or Classes. A Shareholder of each Series shall be entitled to one vote for each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share) of such Series on any matter on which such Shareholder is entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees.

Shares may be voted in person or by proxy or in any manner provided for in the Bylaws. A proxy may be given in writing. The Bylaws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Notwithstanding anything else herein or in the Bylaws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or Classes or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Agreement or any of the Bylaws of the Trust to be taken by Shareholders.

SECTION 7.2. MEETINGS. The first Shareholders' meeting shall be held in order to elect Trustees as specified in Section 4.2 of Article IV hereof at the principal office of the Trust or such other place as the Trustees may designate. Meetings may be held within or without the State of Delaware. Special meetings of the Shareholders of any Series may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the Outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said
Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Trust or any Trustees provided by said Section 16(c). Shareholders shall be entitled to at least seven (7) days' notice of any meeting.

SECTION 7.3. QUORUM AND REQUIRED VOTE. One-third (?) of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Agreement permits or requires that the holders of any Series shall vote as a Series (or that the holders of any Class shall vote as a Class), then one-third (?) of the aggregate number of Shares of that Series (or that Class) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series (or that Class). Any lesser number shall be sufficient for adjournments. Except when a larger vote is required by law or by any provision of this Agreement or the Bylaws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Agreement permits or requires that the holders of any Series shall vote as a Series (or that the holders of any Class shall vote as a Class), then a majority of the Shares present in person or by proxy of that Series (or that Class) or, if required by law, a Majority Shareholder Vote of that Series (or that Class), voted on the matter in person or by proxy shall decide that matter insofar as that Series (or that Class) is concerned. Shareholders may act by unanimous written consent. Actions taken by Series (or Class) may be consented to unanimously in writing by Shareholders of that Series (or that Class).

SECTION 7.4. DERIVATIVE ACTIONS. In addition to the requirements set forth in
Section 3816 of the Delaware Act, a Shareholder may bring derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such action is excused. A demand on the Trustees shall only be excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment adviser or underwriter.

                                  ARTICLE VIII
                                    CUSTODIAN

SECTION 8.1. APPOINTMENT AND DUTIES. The Trustees shall at all times employ a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust:

      (a) to hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Trust and the custodian, if such procedures have been authorized in writing by the Trust;

      (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

      (c) to disburse such funds upon orders or vouchers;

and the Trust may also employ such custodian as its agent:

      (d) to keep the books and accounts of the Trust or of any Series or Class and furnish clerical and accounting services; and

      (e) to compute, if authorized to do so by the Trustees, the Net Asset Value of any Series, or Class thereof, in accordance with the provisions hereof;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

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

The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, or a trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.

SECTION 8.2. CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, subcustodians or other agents.

                                   ARTICLE IX
                          DISTRIBUTIONS AND REDEMPTIONS

SECTION 9.1.   DISTRIBUTIONS.

      (a) The Trustees may from time to time declare and pay dividends or other distributions with respect to any Series. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

      (b) Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

      (c) Anything in this Agreement to the contrary notwithstanding, the Trustees may at any time declare and distribute a dividend of stock or other property pro rata among the Shareholders of a particular Series, or Class thereof, as of the record date of that Series fixed as provided in sub-section
(b) of this Section 9.1 of this Article IX.

SECTION 9.2. REDEMPTIONS. A holder of record of Shares of a particular Series may deposit at the office of the transfer agent or other authorized agent of that Series a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Series purchase the Shares in accordance with this Section 9.2; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase his said Shares, but only at the Net Asset Value thereof (as described in Section 9.3 of this Article IX). The Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash or property from the assets of that Series and payment for such Shares less any applicable deferred sales charge and/or fees shall be made by the Series or the principal underwriter of the Series to the Shareholder of record within seven
(7) days after the date upon which the request is effective, or within such other time as the Trustees shall determine in accordance with the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or its staff, or as otherwise required or permitted by the Commission. Upon redemption, Shares shall become Treasury Shares and may be re-issued from time to time.

SECTION 9.3. DETERMINATION OF NEW ASSET VALUE AND VALUATION OF SERIES ASSETS. The term "Net Asset Value" of any Series shall mean that amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of valuing portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or its staff or insofar as permitted by any order or orders of the Commission applicable to the Series. The Trustees may delegate any of their powers and duties under this Section 9.3 with respect to valuation of assets and liabilities. The resulting amount, which shall represent the total Net Asset Value of the particular Series, shall be divided by the total number of Shares of that Series outstanding at the time and the quotient so obtained shall be the Net Asset Value per Share of that Series. At any time, the Trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective. If, for any reason, the net income of any Series, determined at any time, is a negative amount, the Trustees shall have the power with respect to that Series
(a) to offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholder; (b) to reduce the number of Outstanding Shares of such Series by reducing the number of Shares in the account of each Shareholder by a pro rata portion of that number of full and fractional Shares which represents the amount of such excess negative net income; (c) to cause to be recorded on the books of such Series an asset account in the amount of such negative net income (provided that the same shall thereupon become the property of such Series with respect to such Series and shall not be paid to any Shareholder), which account may be reduced by the amount of dividends declared thereafter upon the Outstanding Shares of such Series on the day such negative net income is experienced, until such asset account is reduced to zero; (d) to combine the methods described in clauses (a),
(b) and (c) of this sentence; or (e) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such Series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees shall also have the power not to declare a dividend out of net income for the purpose of causing the Net Asset Value per Share to be increased. The Trustees shall not be required to adopt, but may at any time adopt, discontinue or amend the practice of maintaining the Net Asset Value per Share of the Series at a constant amount.

SECTION 9.4. SUSPENSION OF THE RIGHT OF REDEMPTION. Notwithstanding Section 9.2 of this Article IX, the Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act or by action of the Commission. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension. In the event that any Series is divided into Classes, the provisions of this Section 9.4, to the extent applicable as determined in the discretion of the Trustees and consistent with applicable law, may be equally applied to each such Class.

SECTION 9.5. REDEMPTION OF SHARES. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, (a) the determination of the Trustees that direct or indirect ownership of Shares of any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code") (or any successor statute thereto); (b) the failure of a Shareholder to supply a tax identification number if required to do so; (c) the failure of a Shareholder to pay when due for the purchase of Shares issued to him; or (d) the failure of a Shareholder to maintain such minimum investment for Shareholders in the Trust or in one or more Series or Classes as the Trustees may establish, from time to time, in accordance with Section 4.9(t) of Article IV hereof. The redemption shall be effected at the redemption price and in the manner provided in this Article IX.

The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any other taxing authority.

                                    ARTICLE X
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

SECTION 10.1. LIMITATION OF LIABILITY. Neither a Trustee nor an officer of the Trust when acting in such capacity, shall be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust, any Trustee or any officer of the Trust. Neither a Trustee nor an officer of the Trust shall be liable for any act or omission or any conduct whatsoever in his capacity as Trustee or officer of the Trust, provided that nothing contained herein or in the Delaware Act shall protect any Trustee or any officer of the Trust against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or Officer hereunder.

SECTION 10.2.  INDEMNIFICATION.

      (a) Subject to the exceptions and limitations contained in Section (b) below:

           (i) every Person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

           (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

      (b) No indemnification shall be provided hereunder to a Covered Person:

           (i) who shall have been adjudicated by a court or body before which the proceeding was brought

                (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; or

                (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

           (ii) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

                (A) by the court or other body approving the settlement;

                (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry);

provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees or by independent counsel.

      (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

      (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 10.2 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or Series if it is ultimately determined that he is not entitled to indemnification under this Section 10.2; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking,
(ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that

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

there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 10.2.

SECTION 10.3. SHAREHOLDERS. In case any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.1. TRUST NOT A PARTNERSHIP. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series or (if the Trustees shall have yet to have established Series) of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Agreement shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

SECTION 11.2. TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees or the officers of the Trust of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X of this Agreement and Section 11.1 of this
Article XI, the Trustees or the officers of the Trust shall not be liable for errors of judgment or mistakes of fact or law. The Trustees and the officers of the Trust may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of
Article X of this Agreement and Section 11.1 of this Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees and the officers of the Trust shall not be required to give any bond as such, nor any surety if a bond is obtained.

SECTION 11.3.  ESTABLISHMENT OF RECORD DATES.

      (a) The Trustees may close the Share transfer books of the Trust for a period not exceeding one hundred eighty (180) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding one hundred eighty (180) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend or other

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

distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for determining Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

      (b) If the Trustees do not so fix a record date:

           (i) The record date for determining Shareholders entitled to notice of, and to vote at, a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day that is five (5) business days next preceding to the day on which the meeting is held.

           (ii) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (A) when no prior action by the Trustees has been taken, shall be the day on which the first written consent is given, or (B) when prior action of the Trustees has been taken, shall be at the close of business on the day on which the Trustees adopt the resolution taking such prior action or the seventy-fifth (75th) day before the date of such other action, whichever is later.

Nothing in this Section 11.3 shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.

SECTION 11.4. DURATION OF THE TRUST. This Trust shall continue without limitation of time but subject to the provisions of this Article XI.

SECTION 11.5.  TERMINATION OF THE TRUST, A SERIES OR A CLASS.

      (a) Subject to applicable Federal and state law, the Trust or any Series or Class thereof may be terminated (i) by Majority Shareholder Vote of the Trust, each Series affected, or each Class affected, as the case may be; or (ii) without the vote or consent of Shareholders by a majority of the Trustees either at a meeting or by written consent. The Trustees shall provide written notice to the affected Shareholders of a termination effected under clause (ii) above. Upon the termination of the Trust or the Series or Class, (i) the Trust or the Series or Class shall carry on no business except for the purpose of winding up its affairs; (ii) the Trustees shall proceed to wind up the affairs of the Trust or the Series or Class, and all of the powers of the Trustees under this Agreement shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or the Series or Class thereof; collect its assets; sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust property or Trust property allocated or belonging to such Series or Class to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind; discharge or pay its liabilities; and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer, or other disposition of all or substantially all the Trust property or Trust property allocated or belonging to such Series or Class (other than as provided

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

in (iii) below) shall require Shareholder approval in accordance with Section
11.6 below; and (iii) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust property or the remaining property of the terminated Series or Class, in cash or in kind or partly each, among the Shareholders of the Trust or the Series or Class according to their respective rights; and

      (b) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-section (a) of this Section 11.5 of this
Article XI, the Trust or any affected Series or Class thereof shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Trust, Series or Class shall be cancelled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

SECTION 11.6. MERGER, CONSOLIDATION AND SALE OF ASSETS. Subject to applicable Federal and state law and except as otherwise provided in Section 11.7 below, the Trust or any Series or Class thereof may merge or consolidate with any other corporation, association, trust, or other organization or may sell, lease, or exchange all or a portion of the Trust property or Trust property allocated or belonging to such Series or Class, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for such purpose by a Majority Shareholder Vote of the Trust or affected Series or Class, as the case may be. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 11.6 may effect any amendment to the Agreement or effect the adoption of a new Agreement of the Trust if it is the surviving or resulting trust in the merger or consolidation.

SECTION 11.7. INCORPORATION AND REORGANIZATION. Subject to applicable Federal and state law, the Trustees may without the vote or consent of Shareholders cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, limited liability company, association, or other organization to take over all or a portion of the Trust property or all or a portion of the Trust property allocated or belonging to such Series or Class or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust property or the Trust property allocated or belonging to such Series or Class to any such corporation, trust, limited liability company, partnership, association, or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, limited liability company, association, or organization, or any corporation, partnership, limited liability company, trust, association, or organization in which the Trust or such Series holds or is about to acquire shares or any other interest. Subject to applicable Federal and state law, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto or any Series or Class thereof and any such corporation, trust, partnership, limited liability company, association, or other organization. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, limited liability companies, associations, or other organizations and selling, conveying, or transferring the Trust property or a portion of the Trust property to such organization or entities; provided, however, that the Trustees shall provide written notice to the affected Shareholders of any transaction whereby, pursuant to this Section 11.7, the Trust or any Series or Class thereof sells, conveys, or transfers all or a portion of its assets to another entity or merges or consolidates with another entity. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 11.7 may effect any amendment to the Agreement or effect the adoption of a new Agreement of the Trust if it is the surviving or resulting trust in the merger or consolidation.

SECTION 11.8. FILING OF COPIES, REFERENCES AND HEADINGS. The original or a copy of this Agreement and of each amendment or restatement hereof or Agreement supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A supplemental trust instrument executed by any one Trustee may be relied upon as a Supplement hereof. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments, restatements or supplemental Agreements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Agreement or of any such amendment, restatement or supplemental Agreement. In this Agreement or in any such amendment, restatement or supplemental Agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended, restated or affected by any such supplemental Agreement. All expressions like "his," "he," and "him" shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

SECTION 11.9. APPLICABLE LAW. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Agreement, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Agreement (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property,
(iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal,
(vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Agreement. The Trust shall be of the type commonly called a "statutory trust", and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 11.10. AMENDMENTS. Except as specifically provided herein, the Trustees may, without Shareholder vote, amend, restate or otherwise supplement this Agreement by making an amendment, an Agreement supplemental hereto or an amended and restated Agreement. Shareholders shall have the right to vote (a) on any amendment which would affect their right to vote granted in Section 7.1 of
Article VII hereof, (b) on any amendment to this Section 11.10, (c) on any amendment as may be required by law or by the Trust's registration statement filed with the Commission, and (d) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series (or one or more Classes) shall be authorized by vote of the Shareholders of each Series (or Class) affected and no vote of Shareholders of a Series (or Class) not affected shall be required. Notwithstanding anything else herein, any amendment to Article X hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

SECTION 11.11. FISCAL YEAR. The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws, provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

SECTION 11.12. USE OF THE NAME "OPTIMUM." Delaware Management Holdings, Inc. ("DMH") has consented to, and granted a non-exclusive license for, the use by any Series or by the Trust of the identifying word "Optimum" in the name of any Series or of the Trust. Such consent is subject to revocation by DMH in its discretion, if DMH or a subsidiary or affiliate thereof is not employed as the investment adviser of each Series of the Trust. As between the Trust and DMH, DMH controls the use of the name of the Trust insofar as such name contains the identifying word "Optimum." DMH may, from time to time, use the identifying word "Optimum" in other connections and for other purposes, including, without limitation, in the names of other investment companies, corporations or businesses which it may manage, advise, sponsor or own or in which it may have a financial interest. DMH may require the Trust or any Series thereof to cease using the identifying word "Optimum" in the name of the Trust or any Series thereof if the Trust or any Series thereof ceases to employ DMH or a subsidiary or affiliate thereof as investment adviser.

SECTION 11.13. PROVISIONS IN CONFLICT WITH LAW. The provisions of this Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provisions of this Agreement in any jurisdiction.

      IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument on this 17th day of July, 2003.


/s/ Mark S. Casady
----------------------------
Mark S. Casady, as Trustee


/s/ Jude T. Driscoll
----------------------------
Jude T. Driscoll, as Trustee


/s/ Nicholas D. Constan
----------------------------
Nicholas D. Constan, as Trustee


/s/ William W. Hennig
----------------------------
William W. Hennig, as Trustee


/s/ Durant Adams Hunter
----------------------------
Durant Adams Hunter, as Trustee


/s/ David Kittredge
----------------------------
David Kittredge, as Trustee


/s/ Kenneth R. Leibler
----------------------------
Kenneth R. Leibler, as Trustee


/s/ Stephen Mullin
----------------------------
Stephen Mullin, as Trustee


/s/ Robert A. Rudell
----------------------------
Robert A. Rudell, as Trustee


/s/ Jon Socolofsky
----------------------------
Jon Socolofsky, as Trustee